SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 4, 2007

Wells Real Estate Fund XII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-30287	58-2438242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

111 Southchase Boulevard

On May 4, 2007, The Wells Fund XI-Fund XII-REIT Joint Venture ("Fund XI-XII-REIT Associates") amended and reinstated an agreement to sell a manufacturing and office building containing approximately 168,000 rentable square feet and located in Fountain Inn, South Carolina ("111 Southchase Boulevard") to an unaffiliated third party for a gross sales price of $7,625,000, excluding closing costs, (the "Agreement"). Fund XI-XII-REIT Associates is a joint venture partnership between Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII, L.P. (the "Registrant"), and Wells Operating Partnership, L.P. Pursuant to the Agreement, the inspection period has expired and a buyer-funded deposit of $1,000,000 has become non-refundable. The Registrant expects the closing of this transaction to occur during the second quarter of 2007; however, there are no assurances regarding when or if this sale will be completed.

The Registrant holds an equity interest of approximately 17.1% in Fund XI-XII-REIT Associates, and Fund XI-XII-REIT Associates owns 100% of 111 Southchase Boulevard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XII, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	Wells Capital, Inc. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: May 8, 2007